UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 24, 2004
                                                        ------------------


                          APPLIED NEUROSOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                    001-13835                39-1661164
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission file Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


           50 Lakeview Parkway, Suite 111, Vernon Hills, IL     60061
           ------------------------------------------------  ----------
              (Address of Principal Executive Offices)       (Zip Code)


        Registrant's telephone number, including area code (847) 573-8000
                                                           --------------

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2004, Applied NeuroSolutions, Inc. issued a press release announcing the resignation of Bruce N. Barron as Chief Executive Officer and appointment of John F. DeBernardis, Ph.D. as Chief Executive Officer. Mr. Barron, who has been an officer of the Company since 1993 and has served as Chairman since 1999 and Chief Executive Officer since 1995, resigned as CEO to accept a position as partner and manager for a new Private Equity / Venture Capital Fund. Mr. Barron will remain with the Company as Chairman of the Board of Directors, and will continue to assist management on various transactions and corporate activities.

The Board of Directors elected Dr. DeBernardis, who has been with the Company since 1993 and has served as President and COO since 1999, to replace Mr. Barron as its Chief Executive Officer, effective immediately.

A copy of APNS' press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Exhibits.

99.1     Press Release dated September 27, 2004.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of September, 2004.


                                           APPLIED NEUROSOLUTIONS, INC.


                                           By: /s/ David Ellison
                                               ------------------------------
                                               Name:  David Ellison
                                               Title: Chief Financial Officer